SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2002

BAY VIEW CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17901 (Commission File Number)	94-3078031 (IRS Employer Identification No.)

1840 Gateway Drive, San Mateo, California (Address of principal executive offices)	94404 (Zip Code)

Registrant’s telephone number, including area code (650) 573-7300

N/A
(Former name or former address, if changed since last report.)

Item 5.    Other Events.

The 2002 Annual Meeting of Stockholders of Bay View Capital Corporation will be held at 1:00 p.m., local time, on April 25, 2002 at Bay View’s main offices, located at 1840 Gateway Drive, San Mateo, California 94404. Stockholders of record at the close of business on March 1, 2001 will be the stockholders entitled to vote at the Annual Meeting.

Item 7.    Financial Statements and Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY VIEW CAPITAL CORPORATION

By:	/s/ CAROLYN WILLIAMS-GOLDMAN
Carolyn Williams-Goldman Executive Vice President, General Counsel and Secretary

Date:	February 12, 2002

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